EXHIBIT 99.1

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Commentary for the Week Ended December 19, 2008

GRANT PARK WEEKLY PERFORMANCE STATISTICS*
12/19/2008

	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.70%	1.42%	20.32%
Class B Units	0.68%	1.38%	19.32%

S&P 500 Total Return Index**	0.94%	-0.79%	-38.15%
Lehman Long Government Index**	5.88%	11.19%	24.77%
* Subject to independent verification
** Index is unmanaged and is not available for direct investment.  Please see Indices Overview (below) for more information.  Weekly RORs are calculated using data acquired through Bloomberg.

Performance Analysis***

*** The charts above are compiled using unaudited ROR estimates.  Data is subject to independent verification

Sector Commentary
Fixed Income
●	Grant Park’s positions in the domestic and international fixed income markets are predominantly long.
○	Profits this week came primarily from long positions in the North American and European fixed income markets.
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An ongoing negative outlook for the economy sent yields on U.S. Treasuries to their lowest levels since the 1950s.  As a result, prices on 10-year Treasury Notes, which move inversely to yields, rallied sharply alongside positions.  Long positions in the Eurodollar markets also registered gains last week, as a rate cut by the Federal Reserve sent prices higher.

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Positions in UK and Eurozone fixed income instruments also posted gains as yields across Europe approached all-time lows.  Among the most profitable were positions in the Long Gilt, German Bund, and Euribor markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

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Energy
●	Grant Park’s positions in the energy markets are predominantly short.
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Price declines in the energy markets produced gains for Grant Park.  Despite bullish news of reduced production from OPEC, the price of crude oil fell steadily throughout the week.  Analysts believe that the fundamental impact of reduced crude supply was outweighed by fears of a weakening global economy and the subsequent reduction in oil demand.

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A near 3% decrease in natural gas prices further added to gains last week.  Similar to the crude oil markets, forecasts of reduced energy demand for the upcoming year were most likely the main driver behind moves.

Currencies
●	Grant Park’s positions in the currency markets are mixed.
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A weak U.S. dollar was the primary driver behind sector losses this past week.  The dollar fell substantially in relation to its peers in response to the Federal Reserve’s decision to bring key lending rates down to a range between 0% and 0.25%.  Among the least profitable were long dollar positions against the Swiss franc, South Korean won, and Singapore dollar.

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Also adding to the dollar’s slide was uncertainty early in the week regarding the bailout of the U.S. auto industry.  However, Friday’s release of the terms of the $13.4 billion bailout package for U.S. automakers spurred a partial reversal in the currency markets which offset a portion of the week’s setbacks.

**Indices Overview
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Lehman Brothers U.S. Long Government Index – A benchmark comprised of the Lehman Brothers U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Lehman U.S. Government Index.[Missing Graphic Reference]

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE. OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL. IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION. DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.